EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Independent Auditors’ Consent

The Board of Directors

ChromaVision Medical Systems, Inc.:

We consent to incorporation by reference herein of our report dated January 23, 2004, except as to Note 12, which is as of February 10, 2004, with respect to the consolidated balance sheets of ChromaVision Medical Systems, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003.

KPMG LLP

Costa Mesa, California

November 1, 2004